PRICING SUPPLEMENT NO. 40                                       Rule 424(b)(3)
DATED:  January 12, 2000                                    File No. 333-83049
(To Prospectus dated August 9, 1999
and Prospectus Supplement dated August 9, 1999)

                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $50,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 1/25/2000   Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 1/25/2001         CUSIP#: 073928MG5

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]   Federal Funds Rate                 Interest Reset Date(s):  *

[ ]   Treasury Rate                      Interest Reset Period:  Monthly

[ ]   LIBOR Reuters                      Interest Payment Date(s):  **

[x]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate: ***               Interest Payment Period:  Monthly

Index Maturity:  One Month

Spread (plus or minus):  +0.05%

*    On 2/25/2000, 3/27/2000, 4/25/2000, 5/25/2000, 6/26/2000, 7/25/2000,
     8/25/2000, 9/25/2000, 10/25/2000, 11/27/2000 and 12/26/2000.

**   On 2/25/2000, 3/27/2000, 4/25/2000, 5/25/2000, 6/26/2000, 7/25/2000,
     8/25/2000, 9/25/2000, 10/25/2000, 11/27/2000, 12/26/2000 and 1/25/2001.

*** One month LIBOR rate on January 22, 2000 plus 5 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.